TSX V: MDW

AMEX:  MDW

NEWS RELEASE

September 16, 2008

MIDWAY and GOLDEN PREDATOR TERM SHEET LAPSES

Midway Gold Corp. (“Midway”) advises that the proposed business combination with Golden Predator Mines, Inc., previously announced on July 17, 2008 will not be proceeding.  The term sheet dated July 16, 2008 as amended on August 15, 2008 was allowed to lapse on September 15, 2008.

Information concerning Midway may be viewed on the internet at their website noted below, or at the Canadian securities regulators’ website at www.sedar.com.  In addition, information concerning Midway may also be viewed at the U.S. Securities and Exchange Commission’s website at www.sec.gov.  For more information please contact:

MIDWAY GOLD CORP. Alan Branham President & CEO (406) 475-9595 Email: infodata@midwaygold.com Web: www.midwaygold.com

The American Stock Exchange and the TSX Venture Exchange have in no way passed upon the merits of the proposed transaction and have neither approved nor disapproved the contents of this press release.